Exhibit 99-906 CERT

Exhibit (b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Alexander B. Potts, President and Chief Executive Officer, and Michael Clinton, Treasurer and Chief Financial and Accounting Officer of SA Funds – Investment Trust (the “Trust”), each certify that to his knowledge:

1.	The Trust’s periodic report on this Form N-CSR (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/Alexander B. Potts
Alexander B. Potts
President and Chief Executive Officer

Date:	September 10, 2020

By:	/s/Michael Clinton
Michael Clinton
Treasurer and Chief Financial and Accounting Officer

Date:	September 10, 2020

A signed original of this written statement has been provided to the Trust and will be retained by the Trust and furnished to the Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.